Exhibit 24


	POWER OF ATTORNEY



I hereby appoint any of Joseph R. Seiders, Craig H. Lewis, Gary Goldman and Stuart M. Sklar as an attorney-in-fact, each with full power of substitution, to execute and file in my name and on my behalf with the Securities and Exchange Commission a Statement of Changes of Beneficial Ownership of Securities on Form 4 or an Annual Statement of Changes of Beneficial Ownership of Securities on Form 5, together with any supplements or amendments thereto.


     /s/ Ronald J. Kozich
     Ronald J. Kozich




	Acknowledgement

STATE OF PENNSYLVANIA	)
                        )   ss
COUNTY OF PHILADELPHIA 	)


On this 9th day of September, 2003, before me, a notary public in and for the aforesaid state and county, personally appeared Ronald J. Kozich , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he executed the same for the purpose therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and seal.



	/s/ Pamela E. Blalock
           Notary Public

     My Commission expires:  November 25, 2003

       [Notarial Seal]